Exhibit 99.1
ENERGY TRANSFER EQUITY
REPORTS QUARTERLY RESULTS
FOR THE PERIOD ENDED SEPTEMBER 30TH
Dallas — November 9, 2009 - Energy Transfer Equity, L.P. (NYSE:ETE) today reported Distributable Cash of $123.2 million and net income of $34.3 million for the three months ended September 30, 2009. Distributable Cash is a “non-GAAP measure” as explained below.
For the three months ended September 30, 2009, ETE’s Distributable Cash was $123.2 million, an increase of $14.4 million over the three months ended September 30, 2008. For the nine months ended September 30, 2009, ETE’s Distributable Cash was $362.1 million, an increase of $56.9 million over the nine months ended September 30, 2008. The Partnership’s principal sources of cash flow are distributions it receives from its investments in the limited and general partner interests in Energy Transfer Partners, L.P. (“ETP”). ETE currently has no operating activities apart from those conducted by ETP and its operating subsidiaries. ETE’s principal uses of cash are for distributions to its general and limited partners, expenses, debt service and, at ETE’s election, capital contributions to ETP in respect of ETE’s general partner interest in ETP.
ETE’s net income attributable to its partners decreased $58.4 million for the three months ended September 30, 2009 to $47.0 million as compared to $105.4 million for the three months ended September 30, 2008. Net income attributable to its partners decreased $49.6 million for the nine months ended September 30, 2009 to $302.9 million as compared to $352.5 million for the nine months ended September 30, 2008.
ETE also announced that it has filed its quarterly report on Form 10-Q for the three months ended September 30, 2009 with the Securities and Exchange Commission. ETE has posted a copy of this Form 10-Q on its website at www.energytransfer.com. The Partnership has scheduled a conference call for 9:00 a.m. Central Time, Tuesday, November 10, 2009 to discuss the third quarter results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will be available for replay on the Partnership’s website for a limited time.
Use of Non-GAAP Financial Measures
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash. The Partnership defines Distributable Cash for a period as cash distributions expected to be received from ETP in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP, net of the Partnership’s expenditures for general and administrative costs and debt service. Distributable Cash is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership’s equity investments in ETP to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows to planned cash distributions.
Distributable Cash is an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measures most directly comparable to Distributable Cash are net income and cash flow from operating activities for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash is presented for the three and nine months ended September 30, 2009 and 2008 for comparative purposes.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP currently has more than 17,500 miles of pipeline in service and has a 50% interest in joint ventures that have approximately 500 miles of interstate pipeline in service. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
The information contained in this press release is available on our website at www.energytransfer.com.
Contacts:

Investor Relations:
Brent Ratliff
Energy Transfer
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)
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ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	September 30,	December 31,
	2009	2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,192	$92,023
Marketable securities	12,682	5,915
Accounts receivable, net of allowance for doubtful accounts	352,838	591,257
Accounts receivable from related companies	30,807	15,142
Inventories	221,148	272,348
Deposits paid to vendors	99,317	78,237
Exchanges receivable	15,434	45,209
Price risk management assets	6,841	5,423
Prepaid expenses and other current assets	69,152	75,441

Total current assets	858,411	1,180,995

PROPERTY, PLANT AND EQUIPMENT	10,051,273	9,464,548
ACCUMULATED DEPRECIATION	(943,305)	(762,014)

	9,107,968	8,702,534

ADVANCES TO AND INVESTMENTS IN AFFILIATES	550,950	10,110
GOODWILL	765,935	773,283
INTANGIBLES AND OTHER ASSETS, net	401,244	402,980

Total assets	$11,684,508	$11,069,902

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	September 30,	December 31,
	2009	2008

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$254,044	$381,933
Accounts payable to related companies	7,265	34,495
Exchanges payable	22,400	54,636
Customer advances and deposits	101,258	106,679
Accrued and other current liabilities	247,919	313,140
Price risk management liabilities	82,697	142,432
Interest payable	115,455	115,487
Income taxes payable	5,234	14,298
Deferred income taxes	—	589
Current maturities of long-term debt	46,115	45,232

Total current liabilities	882,387	1,208,921

LONG-TERM DEBT, less current maturities	7,740,135	7,190,357
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	89,990	121,710
DEFERRED INCOME TAXES	197,257	194,871
OTHER NON-CURRENT LIABILITIES	21,076	14,727

COMMITMENTS AND CONTINGENCIES

	8,930,845	8,730,586

EQUITY:
Partners’ Capital (Deficit):
General Partner	149	155
Limited Partners:
Common Unitholders (222,898,248 and 222,829,956 units authorized, issued and outstanding at September 30, 2009 and December 31, 2008, respectively)	(17,399)	(15,762)

Accumulated other comprehensive loss	(67,257)	(67,825)

Total partners’ deficit	(84,507)	(83,432)
Noncontrolling interest	2,838,170	2,422,748

Total equity	2,753,663	2,339,316

Total liabilities and equity	$11,684,508	$11,069,902

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit and unit data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES:
Natural gas operations	$943,975	$1,938,586	$3,004,163	$6,322,070
Retail propane	162,224	238,830	829,901	1,086,417
Other	23,650	28,674	77,449	90,199

Total revenues	1,129,849	2,206,090	3,911,513	7,498,686

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	591,797	1,435,308	1,865,914	4,965,145
Cost of products sold — retail propane	80,232	187,799	378,524	744,316
Cost of products sold — other	6,119	10,347	18,842	27,783
Operating expenses	158,883	197,493	517,337	573,606
Depreciation and amortization	84,738	73,563	239,626	200,922
Selling, general and administrative	34,579	45,316	146,640	140,781

Total costs and expenses	956,348	1,949,826	3,166,883	6,652,553

OPERATING INCOME	173,501	256,264	744,630	846,133

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(120,100)	(90,300)	(341,050)	(261,297)
Equity in earnings (losses) of affiliates	9,581	(654)	11,751	(749)
Gains (losses) on disposal of assets	(1,088)	2,520	(1,333)	1,584
Gains (losses) on non-hedged interest rate derivatives	(35,589)	(9,152)	24,373	(13,610)
Allowance for equity funds used during construction	30	19,727	18,618	45,275
Other, net	4,235	(1,163)	4,559	8,356

INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	30,570	177,242	461,548	625,692
Income tax expense (benefit)	(3,697)	(7,874)	5,773	6,600

NET INCOME	34,267	185,116	455,775	619,092

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(12,704)	79,737	152,893	266,614

NET INCOME ATTRIBUTABLE TO PARTNERS	46,971	105,379	302,882	352,478

GENERAL PARTNER’S INTEREST IN NET INCOME	147	326	938	1,091

LIMITED PARTNERS’ INTEREST IN NET INCOME	$46,824	$105,053	$301,944	$351,387

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.21	$0.47	$1.35	$1.58

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,898,248	222,829,956	222,898,188	222,829,956

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.21	$0.47	$1.35	$1.57

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,898,248	222,829,956	222,898,188	222,829,956

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH
(Dollars in thousands, except per unit)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash of Energy Transfer Equity, L.P. with respect to the following periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Distributable Cash:
Cash distributions expected from Energy Transfer Partners, L.P. associated with:
General partner interest (1):
Standard distribution rights	$4,867	$4,384	$14,588	$12,740
Incentive distribution rights	87,498	75,804	255,808	219,298
Less: Expected General Partner contribution to ETP to maintain its 2% interest	—	—	(3,354)	(13,098)
Limited partner interest (1):
62,500,797 Common units	55,860	55,860	167,580	166,018

Total cash expected from Energy Transfer Partners, L.P. (1)	148,225	136,048	434,622	384,958
Deduct expenses of the Parent Company on a stand-alone basis:
Parent Company-related expenses	398	(1,544)	(2,205)	(5,600)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate derivatives	(25,454)	(25,762)	(70,342)	(74,218)

Distributable Cash	$123,169	$108,742	$362,075	$305,140

Cash distributions to be paid to the partners of Energy Transfer Equity, L.P. (2):

Distribution per limited partner unit as of the end of the period	$0.5350	$0.4800	$0.5350	$0.4800

Distributions to be paid to limited partners	119,250	106,958	355,523	311,961
Distributions to be paid to general partner	370	332	1,104	969

Total cash distributions to be paid by Energy Transfer Equity, L.P. to its limited and general partners (2)	$119,620	$107,290	$356,627	$312,930

Reconciliation of Non-GAAP “Distributable Cash” to GAAP “Net Income” and GAAP “Net cash provided by operating activites” for the Parent Company on a stand-alone basis:
Net income attributable to partners	$46,971	$105,379	$302,882	$352,478
Adjustments to derive Distributable Cash:
Equity in income of unconsolidated affiliates	(82,661)	(138,955)	(370,195)	(441,299)
Quarterly distribution expected to be received from Energy Transfer Partners, L.P.	148,225	136,048	434,622	384,958
Amortization included in interest expense	1,074	751	5,236	2,255
Other non-cash	138	4	415	14
Unrealized gains and losses on non-hedged interest rate swaps	9,422	5,515	(10,885)	6,734

Distributable Cash	123,169	108,742	362,075	305,140

Adjustments to Distributable Cash to derive Net Cash Provided by Operating Activities:
Quarterly distribution expected from Energy Transfer Partners, L.P.	(148,225)	(136,048)	(434,622)	(384,958)
Cash distribution received from Energy Transfer Partners, L.P. (3)	144,733	122,831	425,938	399,295
Deferred income taxes	(76)	—	(649)	—
Net changes in operating assets and liabilities	(846)	1,141	(3,348)	9,673

Net cash provided by operating activites for Parent Company on a stand-alone basis	$118,755	$96,666	$349,394	$329,150

(1)
For the three months ended September 30, 2009, cash distributions expected to be received from Energy Transfer Partners, L.P. consists of cash distributions in respect of the three months ended September 30, 2009 payable on November 16, 2009 to holders of record on the close of business on November 9, 2009. For the three months ended September 30, 2008, cash distributions received from Energy Transfer Partners, L.P. consists of cash distributions paid on November 14, 2008 for the three months ended September 30, 2008.

For the nine months ended September 30, 2009, cash distributions received or expected to be received from Energy Transfer Partners, L.P. consists of cash distributions paid on May 15, 2009 in respect of the quarter ended March 31, 2009, cash distributions paid on August 14, 2009 in respect of the quarter ended June 30, 2009 and cash distributions in respect of the three months ended September 30, 2009 payable on November 16, 2009 to holders of record on the close of business on November 9, 2009. For the nine months ended September 30, 2008, cash distributions received from Energy Transfer Partners, L.P. consists of cash distributions paid on May 15, 2008 in respect of the quarter ended March 31, 2008, cash distributions paid on August 14, 2008 in respect of the quarter ended June 30, 2008 and cash distributions in respect of the three months ended September 30, 2008 paid on November 14, 2008.

(2)
For the three months ended September 30, 2009, cash distributions expected to be paid from Energy Transfer Equity, L.P. consists of cash distributions in respect of the three months ended September 30, 2009 payable on November 19, 2009 to holders of record on November 9, 2009. For the three months ended September 30, 2008, cash distributions paid or expected to be paid from Energy Transfer Equity, L.P. consists of cash distributions paid on November 19, 2008 for the three months ended September 30, 2008.

For the nine months ended September 30, 2009, cash distributions paid or expected to be paid by Energy Transfer Equity, L.P. consist of cash distributions paid on May 19, 2009 in respect of the quarter ended March 31, 2009, cash distributions paid on August 19, 2009 in respect of the quarter ended June 30, 2009 and cash distributions in respect of the three months ended September 30, 2009 payable on November 19, 2009 to holders of record on the close of business on November 9, 2009. For the nine months ended September 30, 2008, cash distributions by Energy Transfer Equity, L.P. consist of cash distributions paid on May 15, 2008 in respect of the quarter ended March 31, 2008, cash distributions paid on August 14, 2008 in respect of the quarter ended June 30, 2008 and cash distributions in respect of the three months ended September 30, 2008 paid on November 19, 2008.

(3)
Cash distributions received from Energy Transfer Partners, L.P. for the nine months ended September 30, 2008 reflect a one-time distribution for the four-month transition period related to Energy Transfer Partners, L.P.’s change of its fiscal year from August 31 to December 31 during 2007.